Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-143804 on Form F-3 and Registration Statement Nos. 333-144240, 333-207168 and 333-278984 on Form S-8 of our reports dated April 28, 2026, relating to the financial statements of StealthGas Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Certified Public Accountants S.A

Athens, Greece

April 28, 2026